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                                                                       EXHIBIT 1

                ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                              CONSENT OF DIRECTORS

The undersigned, being all of the Directors of ITT Hartford and Annuity Life Insurance Company, hereby consent to the following action, such action to have the same force and effect as if taken at a meeting duly called and held for such purpose.

ESTABLISHMENT OF SEPARATE ACCOUNTS

RESOLVED, that the Company is hereby authorized to establish a new separate account designated Separate Account Three, herein referred to as the "Account."

RESOLVED, that the Officers of the Company are hereby authorized and directed to take all actions necessary to:

1.   Designate or redesignate the Account as such Officers deem appropriate;

2. Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account; including filing all necessary registrations and application for exemptive relief under the federal securities law.

3. Establish, from time to time, the terms and conditions pursuant to which interests in the Account will be sold to contract owners;

4. Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Account.

     /s/ Donald R. Frahm                                  /s/ John P. Ginnetti
     ---------------------------------------------------  --------------------------------------------------------
     Donald R. Frahm                                      John P. Ginnetti
     (retired)                                            /s/ Larry K. Lance
     ---------------------------------------------------  --------------------------------------------------------
     James T. French                                      Larry K. Lance
     /s/ Bruce D. Gardner                                 /s/ David J. McDonald
     ---------------------------------------------------  --------------------------------------------------------
     Bruce D. Gardner                                     David J. McDonald
     /s/ Joseph H. Gareau                                 /s/ Lowndes A. Smith
     ---------------------------------------------------  --------------------------------------------------------
     Joseph H. Gareau                                     Lowndes A. Smith
                                                          /s/ Donald J. Znamierowski
                                                          --------------------------------------------------------
                                                          Donald J. Znamierowski

Dated: June 22, 1994